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                                                                    EXHIBIT 10.2


                                     FORM OF
                            NONSOLICITATION AGREEMENT

     This Nonsolicitation Agreement (the "AGREEMENT") is made and entered into as of ____________, 2003, by and between Boston Private Financial Holdings, Inc., a Massachusetts corporation (the "COMPANY") and [_____________] (the "EXECUTIVE").

                                   WITNESSETH:

     WHEREAS, the Company and First State Bancorp ("FIRST STATE") have entered into an Agreement and Plan of Merger dated as of July__, 2003, as such agreement may be subsequently amended or modified (the "MERGER AGREEMENT") pursuant to which a wholly-owned subsidiary of the Company will merge with and into First State (the "MERGER");

     WHEREAS, immediately prior to the Closing of the Merger, the Executive was the record and beneficial owner of that number of shares of common stock, no par value, of First State (the "SHARES") as set forth on EXHIBIT A attached hereto;

     WHEREAS, as a material inducement to and a condition precedent of the Company's obligations to consummate the Merger, the Executive is executing and delivering this Agreement concurrently with such Merger;

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged, parties hereto agree as follows:

     1. AGREEMENT CONSIDERATION

     In consideration for the execution of this Agreement and the Executive's performance of the covenants contained herein, the Company agrees to pay the Executive the Merger Consideration (as such term is defined in the Merger Agreement) for the Shares upon the consummation of the Merger [and to enter into the covenants set forth herein]. It is understood and agreed that the execution and delivery of this Agreement by the Executive is a material inducement to and a condition precedent to the Company's obligations to consummate the Merger pursuant to the Merger Agreement.

     2. NONSOLICITATION

     The Executive agrees, for the benefit of the Company, that for a period of two (2) years following the termination for any reason by either First State or the Executive of the Executive's employment with First State and its affiliates, including after the Merger the Company and its subsidiaries, the Executive shall not, without the express written consent of First State and the Company, take any of the following actions

     (i) solicit or induce, whether directly or indirectly, any person for the purpose (which need not be the sole or primary purpose) of (A) causing any customer to terminate their


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relationship with First State, or (B) causing any customer not to engage First
State or any of its affiliates to provide services; or

     (ii) solicit or induce, or attempt to solicit or induce, directly or indirectly, any employee or agent of, or consultant to, First State or any of its affiliates to terminate its, his or her relationship therewith, or hire any such employee, agent or consultant, or former employee, agent or consultant who was employed by or acted as an agent or consultant to First State or its affiliates at any time during the two (2) year period preceding the termination of the Executive's employment (excluding for all purposes of this sentence, secretaries and persons holding other similar positions).

     The Executive and the Company agree that the periods of time applicable to the foregoing covenants are reasonable, in view of the consideration to be received, directly or indirectly, by the Executive under the Merger Agreement, the Executive's receipt of the payments specified in Section 1 above, the Executive's knowledge of the business of First State and its affiliates and the Executive's relationships with the clients of First State and its affiliates. However, if such period or such area should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months or such area shall be reduced by elimination of such portion of such area, or both, as are deemed unreasonable, so that this covenant may be enforced in such maximum area and during such maximum period of time as are adjudged to be reasonable.

     3. CONFIDENTIALITY

     Except as required by law or regulation (including without limitation in connection with any judicial or administrative process or proceeding), the Executive shall keep secret and confidential and shall not disclose to any third party (other than the Company or its subsidiaries) in any fashion or for any purpose whatsoever any information regarding the Company, First State or any of their respective subsidiaries, which is not available to the general public to which he or she had access at any time during the course of his or her employment by First State or its subsidiaries, including without limitation, any such information relating to: business or operations, plans, strategies, prospects or objectives; products, technology, processes or specifications; research and development, operations or plans; customers and customer lists; distribution, sales, service, support and marketing practices and operations; financial condition, results of operations and prospects; operational strengths and weaknesses; and personnel and compensation policies and procedures.

     4. [[FOR R. TAYLOR AGREEMENT] SALARY CONTINUATION

     In the event that the Executive's employment with First State, or after the Merger the Company, is terminated without Cause (as defined below) during the three (3) year period immediately following the Effective Time (as defined in the Merger Agreement) of the Merger, the Company shall continue the Executive's salary at the rate then in effect, payable in equal monthly installments in accordance with the schedule in which salaries are paid to executives, for a period of one (1) year following the date of such termination.


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     The amounts payable to the Executive pursuant to this Section 4 following the termination of his employment shall be in full and complete satisfaction of the Executive's rights under this Agreement and any other claims he may have in respect of his employment by First State, the Company or any of their affiliates. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon the Executive's receipt of such amounts, First State, the Company and their affiliates shall be released and discharged from any and all liability to Executive in connection with this Agreement or otherwise in connection with the Executive's employment with First State, the Company or any of their affiliates.

     This Agreement is not to be construed or interpreted as containing any guarantee of continued employment by First State, the Company or any of their affiliates. The employment relationship at First State, the Company or any of their affiliates is by mutual consent an employment at will. This means that First State, the Company or any of their affiliates has the right to discontinue the Executive's employment with or without Cause at any time.

     For purposes of this Section 4, the term "Cause" shall have the following meaning:

     (i) the Executive has been indicted or otherwise formerly charged with engaging in (A) any criminal offense which is classified as a felony (or its equivalent under the laws or regulations of any country or political subdivision thereof), or (B) any other criminal offense which involves a violation of federal or state banking laws or regulations (or equivalent laws or regulations of any country or political subdivision thereof), embezzlement, fraud, wrongful taking or misappropriation of property, theft or any other crime involving dishonesty;

     (ii) persistent and willful failure to perform to the reasonable satisfaction of First State, or after the Merger the Company, or in a manner consistent with the Executive's past performance a substantial portion of the Executive's duties and responsibilities assigned or delegated to him by the board of directors of First State, or after the Merger the Company, which failure continues, in the reasonable judgment of First State or the Company, after written notice is given to the Executive by First State or the Company; or

     (iii) gross negligence, willful misconduct or insubordination of the Executive to the material detriment of First State, the Company or any affiliate of First State or the Company.]

     5. INJUNCTIVE RELIEF; REMEDIES

     The Executive agrees that damages at law will be an insufficient remedy to the Company in the event that the Executive violates any of the provisions of Sections 2 or 3, and that the Company may apply for and, upon the requisite showing, have injunctive relief in any court of competent jurisdiction to restrain the breach of threatened or attempted breach of or otherwise to specifically enforce any of the covenants contained in Section 2 or 3. The Executive also agrees that such remedies shall be in addition to any and all remedies, including damages, available to the Company against the Executive for such breaches or threatened or attempted breaches.

     6. NO DISPARAGEMENT.

     The Executive agrees that he or she shall not, directly or indirectly, make any statement (whether orally, in writing or through any other media), or take any other action, if such


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statement, or action is intended or could reasonably be expected to disparage the Company, First State or any of their affiliates or to adversely affect the reputation or business or credit standing of the Company, First State or any of their affiliates.

     7. REPRESENTATIONS AND WARRANTIES

     The Company and the Executive represent and warrant to each other that they have carefully read this Agreement and consulted with respect thereto with their respective counsel and that each of them fully understands the content of this Agreement and its legal effect. Each party hereto also represents and warrants that this Agreement is a legal, valid and binding obligation of such party which is enforceable against it in accordance with its terms.

     8. SUCCESSORS AND ASSIGNS

     This Agreement will inure to the benefit of and be binding upon the Executive and his or her heirs, successors and assigns, and upon the Company, including any successor to the Company by merger or consolidation or any other change in form or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. This Agreement may not be assigned by any party hereto without the consent of the other party.

     9. NOTICES

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     if to the Company, to:

          Boston Private Financial Holdings, Inc.
          Ten Post Office Square
          Boston, MA  02109
          Attn:  Walter M. Pressey, President
                 and Chief Financial Officer

     with copies to:

         Goodwin Procter LLP
         Exchange Place
         Boston, MA  02109-2881
         Attn:  William P. Mayer, Esq.
                Andrew F. Viles, P.C.
         Facsimile: (617) 523-1231

     and


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     if to the Executive, to

          _______________________________________

          _______________________________________

          _______________________________________


     with a copy to:

          _______________________________________

          _______________________________________

          _______________________________________

Any notice given hereunder may be given on behalf of any party by his or her counsel or other authorized representatives.

     10. WITHHOLDING

     The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     11. ENTIRE AGREEMENT; SEVERABILITY

     (a) This Agreement incorporates the entire understanding between the parties relating to the subject matter hereof, recites the sole consideration for the promises exchanged and supersedes any and all prior agreements, both written and oral, between the Company and the Executive or the First State and the Executive, in either case with respect to the subject hereof. In reaching this Agreement, no party has relied upon any representation or promise except those set forth herein.

     (b) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

     12. WAIVER

     Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.


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     13. COUNTERPARTS

     This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     14. GOVERNING LAW

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to agreements made and entirely to be performed within the jurisdiction.

     15. HEADINGS

     The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.



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     IN WITNESS WHEREOF, the Company and the Executive have caused this
Agreement to be executed as of the date first above written.




                             BOSTON PRIVATE FINANCIAL HOLDINGS, INC.



                             ------------------------------------------
                             By:
                             Title:



                             EXECUTIVE:



                             ------------------------------------------




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                                    EXHIBIT A